Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.,
a Delaware Corporation
as of January 31, 2014

Subsidiary Name	Jurisdiction of Incorporation
Autodesk (EMEA) Sàrl	Switzerland
Autodesk AB	Sweden
Autodesk ApS	Denmark
Autodesk Asia Pte Ltd	Singapore
Autodesk Australia Pty Ltd.	Australia
Autodesk B.V.	The Netherlands
Autodesk Canada Co.	Canada (Nova Scotia)
Autodesk de Argentina S.A.	Argentina
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Development B.V.	The Netherlands
Autodesk Development S.à r.l.	Switzerland
Autodesk do Brasil Ltda	Brazil
Autodesk Far East Ltd.	Hong Kong
Autodesk France	France
Autodesk Ges.mbH	Austria
Autodesk GmbH	Germany
Autodesk Hungary Kft	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	U.S. (Delaware)
ADSK Ireland Limited	Ireland
Autodesk Israel Ltd.	Israel
Autodesk Korea Ltd.	South Korea
Autodesk Limited	United Kingdom
Autodesk Limited	Saudia Arabia
Autodesk Ltd. Japan	Japan
Autodesk S.r.l.	Italy
Autodesk S.R.L.	Romania
Autodesk SA	Switzerland
Autodesk Software (China) Co., Ltd.	China
Autodesk Software, Unipessoal, Lda.	Portugal
Autodesk Sp. z.o.o.	Poland
Autodesk Spol. S.R.O.	Czech Republic
Autodesk Strategies Ltd. *	China
Autodesk Taiwan Limited	Taiwan
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Autodesk, S.A.	Spain
Blue Ridge Numerics, Inc.*	U.S. (Virginia)
Cfdesign Software India Private Limited *	India
Firehole Technologies, Inc. *	U.S. (Wyoming)
Graitec SAS*	France

Graitec GmbH*	Germany
Hanna Strategies Holdings, Inc. *	U.S. (Delaware)
Limited Liability Company Autodesk (CIS)	Russia
Micro Application Packages Limited *	United Kingdom
Moldflow (Europe) Ltd. *	United Kingdom
Moldflow B.V. *	The Netherlands
Moldflow International Pty Ltd. *	Australia
Moldflow Netherlands Limited *	Ireland
Moldflow Pty Ltd. *	Australia
Moldflow Singapore Pte Ltd *	Singapore
Raw Umber Corporation*	U.S. (Delaware)
SCI Topole	France

* Inactive subsidiaries / subsidiaries scheduled to be wound up.

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